Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 7, 2003 on our review of interim financial information of Protective Life Insurance Company and subsidiaries (Protective Life) for the three and nine month periods ended September 30, 2003 and September 30, 2002, and included in Protective Life's quarterly report on Form 10-Q for the quarter ended September 30, 2003, is incorporated by reference in Protective Life's registration statement on Form S-3.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
November 14, 2003